UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 14, 2023

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8669 Research Drive
Irvine , CA	92618
(Address of principal executive offices)	(Zip Code)
(949) 528-3100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	The Nasdaq Stock Market, LLC
Series A Warrants	TBLTW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Merial Definitive Agreement.

On August 14, 2023, ToughBuilt Industries, Inc., a Nevada corporation (the “
Company
”), entered into an inducement offer letter agreement (the “
Inducement Letter
”) with certain holders (the “
Holders
”) of existing Series C preferred investment options (the “
Existing Warrants
”) to purchase shares of common stock of the Company. The Existing Warrants were issued on November 17, 2022 and had an exercise price of $2.356 per share.

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 10,619,911 shares of the Company’s common stock at a reduced exercise price of $0.3201 per share in consideration for the Company’s agreement to issue new common stock purchase warrants (the “
New Warrants
”), as described below, to purchase up to 21,239,822 shares of the Company’s common stock (the “
New Warrant Shares
”). The Company expects to receive aggregate gross proceeds of approximately $3.4 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged H.C. Wainwright & Co., LLC (the “
Placement Agent
”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 0.5% of the gross proceeds from the exercise of the Existing Warrants.
Upon any exercise for cash of any New Warrants, the Company has agreed to pay the
p
lacement Agent  a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect the exercise of the New Warrants, and a management fee of 0.5% of the aggregate gross exercise price paid in cash with respect to the New Warrants.

The Company has also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and agreed to pay the Placement Agent for non-accountable expenses in the amount of $25,000 and clearing fee of $15,950. The Company also agreed to issue to the Placement Agent or its designees warrants (the “
Placement Agent Warrants
”) to purchase (i) up to 637,195 shares of common stock (6% of the Existing Warrants being exercised) which will have the same terms as the New Warrants except the Placement Agent Warrants will have an exercise price equal to $0.4001 per share (125% of the reduced exercise price of the Existing Warrants) and (ii) upon any exercise for cash of the New Warrants, that number of shares of common stock equal to 6.0% of the aggregate number of such shares of common stock underlying the New Warrants that have been exercised, which will have the same terms as the New Warrants except for an exercise price equal to $0.4001 per share. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on August 17, 2023 (the “
Closing Date
”), subject to satisfaction of customary closing conditions.
The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered on an existing registration statement on Form S-1
(File No: 333-268537)
declared effective by the Securities and Exchange Commission (the “
SEC
”) on December 2, 2022.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “
Resale Registration Statement
”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 90 days following the Closing Date. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to an exception).

 Terms of New Warrants

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the New Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $0.3201 per share
.
The New Warrants will be immediately exercisable from the date of issuance until the five year anniversary of the initial exercise date.  The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “
Securities Act
”)  is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Trading Market

There is no established trading market for the New Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions
effects a Fundamental Transaction (as defined in the New Warrant), a Holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the
Fundamental
Transaction
. As an alternative, and at the Holder’s option in the event of a
Fundamental
Transaction
, exercisable at any time concurrently with, or within 30 days after, the consummation of the
Fundamental
Transaction
(or, if later, the date of the public announcement of the applicable fundamental
transaction
), the Company shall purchase the unexercised portion of the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the New Warrant on the date of the consummation of such
Fundamental
Transaction
.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter and New Warrant are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the New Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants nor the New Warrant Shares or the shares of common stock issuable upon the exercise of the Placement Agent Warrant
s
have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits
.

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: August 15, 2023	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer